UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2025

MDB CAPITAL HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-41751	87-4366624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14135 Midway Road, Suite G-150

Addison, TX 75001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (945) 262-9010

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, representing Limited Liability Interests	MDBH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of MDB Capital Holdings, LLC (the “Company”) was held on December 2, 2025. At the Annual Meeting, the Company’s shareholders:

●	Elected seven nominees to serve as directors until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified; and

●	Ratified the appointment of RBSM LLP, as our independent registered public accounting firm, for our fiscal year ending December 31, 2025.

There were outstanding, as of the close of business on October 14, 2025, the record date for the Annual Meeting, 5,168,632 shares of Class A Common Stock of the Company, each entitled to one vote per share, and 5,000,000 shares of Class B Common Stock of the Company, each entitled to five votes per share. There were 30,168,632 votes entitled to vote at the Annual Meeting represented by these shares. There were present at the Annual Meeting, either in person or represented by proxy, 25,614,743 votes, representing 84.90% of the shares entitled to vote at the Annual Meeting.

On each of Proposals 1 and 2, there were there were no broker non-votes.

The final number of votes cast for, against, withheld or abstaining with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld
Christopher Marlett	25,541,022	73,721
Anthony DiGiandomenico	25,537,456	77,287
George Brandon	25,536,373	78,370
Mo Hayat	25,536,456	78,287
Susanne Meline	25,537,445	77,298
Sean Magennis	25,535,991	78,752
Daniel Torpey	25,536,205	78,538

Proposal 2	Shares For	Shares Against	Shares Abstaining
Ratification of the appointment of RBSM LLP, as our independent registered public accounting firm, for our fiscal year ending December 31, 2025.	25,538,321	28,500	2,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2025	MDB CAPITAL HOLDINGS, LLC

	By	/s/ Jeremy W. James
Jeremy W. James
Chief Financial Officer